Exhibit 1.2

CIT GROUP INC.

Common Stock

Underwriting Agreement

April 21, 2008

J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
As Representatives of
the several Underwriters listed in
Schedule I to the Underwriting
Agreement referred to below

c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10172

and

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

CIT Group Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 91,000,000 shares (the “Initial Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In addition, the Company proposes to sell to the Underwriters up to an additional 13,650,000 shares of the Company’s Common Stock (the “Option Shares”) with respect to the grant by the Company to the Underwriters of the option described in Section 2(b) hereof, solely to cover over-allotments. The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares are hereinafter called, collectively, the “Shares.”

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

                    21. Representations and Warranties. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Date referred to in Section 3 hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, as set forth below in this Section 1.

                    (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement (as defined in Rule 405) (File number 333-131159) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. No notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing. The Company has filed with the Commission, pursuant to Rule 424(b), the Preliminary Prospectus relating to the Shares, which has previously been furnished to you. The Company will file with the Commission the Final Prospectus relating to the Shares in accordance with Rule 424(b). As filed, the Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

                    (b) (i) On each Effective Date, the Registration Statement did, (ii) at the Applicable Time, the Preliminary Prospectus filed pursuant to Rule 424(b) did, and (iii) when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

                    (c) At the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

                    (d) The documents incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act and the respective rules thereunder, as applicable, and none of the documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further documents so filed and incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Applicable Time, the Company was a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

                    (f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Applicable Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

                    (g) Each Issuer Free Writing Prospectus, including, without limitation, the final term sheet prepared and filed pursuant to Section 5(b) hereto, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

                    (h) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as otherwise noted in such statements or schedules). The selected financial data set forth under the caption “Selected Consolidated Financial Information of CIT Group Inc.” in the Disclosure Package and the Final Prospectus fairly present, on the basis stated in the Disclosure Package and the Final Prospectus, the information included therein.

                    (i) All of the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                    (j) The Common Stock conforms in all material respects to all statements relating thereto contained or incorporated by reference in the Disclosure Package and the Final Prospectus. The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights of any securityholder of the Company.

                    (k) Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), has taken, nor will the Company or any Affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                    Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

                    22. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of $10.45 per Share, the respective Shares set forth opposite such Underwriter’s name in Schedule I hereto.

          (b) In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an additional 13,650,000 Shares at the purchase price of $10.45 per Share. The option hereby granted will be solely to cover over-allotments, will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than five full Business Days after the exercise of said option unless otherwise agreed in writing by the parties hereto, nor in any event prior to the Closing Date.

                    23. Delivery and Payment. Delivery of and payment for the Initial Shares shall be made on April 25, 2008 at 10:00 a.m. at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called the “Closing Date”).

          In addition, in the event that any or all of the Option Shares are purchased by the several Underwriters, delivery of and payment for the Option Shares shall be made on the Date of Delivery as specified in the notice from the Representatives to the Company.

          Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                    24. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Final Prospectus.

                    25. Agreements. The Company agrees with the several Underwriters as follows:

                    (a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, suspension or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such suspension or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

                    (b) Upon the request of the Underwriters, to prepare a final term sheet, substantially in the form of Exhibit A hereto, containing solely a description of the Shares and the offering thereof, in a final form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

                    (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

                    (d) If at any time when the Final Prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it should be necessary to amend the Registration Statement, the Company will file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the delivery of the Final Prospectus, the Company will promptly (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the requirements of paragraph (a) of this Section 5, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus; and (iv) supply any supplemented or amended Final Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

                    (e) The Company will file such reports pursuant to the Exchange Act and the rules and regulations thereunder, as are necessary in order to make generally available to its security holders as soon as practicable an earning statement within the meaning of Rule 158 under the Act for the purposes of, and to provide the benefits contemplated by the last paragraph of Section 11(a) of the Act.

                    (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                    (g) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may designate upon consultation with the Company, will maintain such qualifications in effect so long as required for the sale of the Shares and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                    (h) The Company represents and agrees that, unless it has obtained or will obtain the prior consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a Free Writing Prospectus that contains information in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior consent of the parties hereto shall be deemed to have been given in respect of any Free Writing

Prospectus included in Schedule II hereto. Any such free writing prospectus that the parties hereto have agreed to use, prior to the use thereof, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and it has complied and will comply, as the case may be, with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that contains only (i) information describing the preliminary terms of the Shares or their offering or (ii) information that describes the final terms of the Shares or their offering and that is included in the final term sheet of the Company contemplated by Section 5(b).

                    (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the issuance of the Shares and the fees of the transfer agent; (ii) the preparation, printing or reproduction of the Preliminary Prospectus and the Final Prospectus and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Prospectus and the Final Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Shares; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (vii) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states, and any other jurisdictions as the Representatives may designate pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification), provided that the Company shall not be responsible for the fees and disbursements of more than one law firm (other than local counsel) for all the Underwriters in connection with the transactions contemplated by this clause (vii), including the preparation of a blue sky memorandum; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the accountants for the Company and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 5 and Sections 7 and 8 of this Agreement, the Underwriters will pay all of their own costs and expenses, including the costs and expenses of their counsel.

                    (j) During a period of 90 days (the “Restricted Period”) after the date of the Preliminary Prospectus, the Company will not, without the prior written consent of J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., directly or indirectly (i) pledge, sell, or contract to sell, grant any option for the sale of, hedge or otherwise dispose of any shares of Common Stock, (ii) sell any option or contract to purchase any shares of Common Stock, (iii) purchase any option or contract to sell any shares of Common Stock, (iv) grant any option or contract to sell any shares of Common Stock, (v) file a registration statement for any shares of Common Stock or (vi) lend, enter into any swap or other agreement that disposes of or transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock. Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. All of the foregoing sentences in this Section 5(i) apply to shares of Common Stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of Common Stock, but does not apply to (A) the Shares to be sold hereunder, (B) shares of Common Stock issued by the Company upon exercise of options or warrants outstanding on the date of this Agreement, (C) the issuance of any Common Stock or options pursuant to employee benefit plans existing on the date hereof, (D) the proposed concurrent issuance and sale of preferred stock and any shares of Common Stock upon the conversion thereof, (E) the issuance of up to $8 million worth of Common Stock for the Company to declare dividends on the Company’s Series A Preferred Stock or Series B Preferred Stock as defined in the certificates of designations (the “Certificates of Designations”) of the Company’s 6.350% Non-Cumulative Preferred Stock, Series A and 5.189% Non-Cumulative Preferred Stock, Series B, as a result of a restriction on the Company’s ability to declare and pay dividends (as set forth in Section 5 of the Certificates of Designations) that either (x) exists or (y) is reasonably expected to exist on the next succeeding Dividend Payment Date (as defined in the Certificates of Designations) or (F) the issuance of up to $23 million worth of Common Stock for the Company to pay interest on the Company’s 6.10% Junior Subordinated Notes due March 15, 2017, as a result of a Trigger Event (as defined in the first supplemental indenture dated as of January 31, 2007(the “First Supplemental Indenture”)) that either (x) exists or (y) is reasonably expected to exist on the next succeeding Interest Payment Date (as defined in the First Supplemental Indenture).

                    (k) The Company will use its best efforts to have the Shares listed on the New York Stock Exchange (the “NYSE”), including, but not limited to, a filing of a supplemental listing application with the NYSE.

                    26. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Applicable Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                    (a) The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Company has paid the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                    (b) The Company shall have requested and caused each of Shearman & Sterling LLP and Wachtell, Lipton, Rosen & Katz, counsel for the Company, to furnish to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibits B1 and B2 hereto, respectively.

                    (c) The Company shall have requested and caused Eric Mandelbaum, Deputy General Counsel of the Company, to furnish to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit C hereto and subject to usual and customary qualifications, limitations and assumptions.

                    (d) The Representatives shall have received from each of (i) Wilmer Cutler Pickering Hale and Dorr LLP and (ii) Davis Polk & Wardwell, counsel to the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                    (e) The Company shall have furnished to the Representatives a certificate, signed by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any amendments or supplements thereto and this Agreement and that:

          (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

           (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

           (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and the Company’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the

Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

                    (f) On the date hereof, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives a letter dated the date hereof in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus.

                    (g) On the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives a letter dated the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(f) hereof, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date.

                    (h) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease in the amounts specified in the letter referred to in paragraph (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

                    (i) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                    (j) The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between you and executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock, Preferred Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date.

                    (k) In the event that the several Underwriters exercise the option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i) A certificate, dated such Date of Delivery, signed by the principal financial or accounting officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

           (ii) Opinions of Shearman & Sterling LLP and Wachtell, Lipton, Rosen & Katz, counsel for the Company, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

           (iii) An opinion of Eric Mandelbaum, Deputy General Counsel of the Company, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

           (iv) An opinion from each of (i) Wilmer Cutler Pickering Hale and Dorr LLP and (ii) Davis Polk & Wardwell, counsel to the Underwriters, such opinion or opinions, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(d) hereof.

           (v) A letter from PricewaterhouseCoopers LLP, dated such Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(g) hereof, except that the specified date referred to shall be a date not more than three Business Days prior to such Date of Delivery.

                    (l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                    If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date (or, if any Option Shares are purchased, at, or at any time prior to, each Date of Delivery) by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                    The documents required to be delivered by this Section 6 will be delivered at the office of Davis Polk & Wardwell, counsel for the Underwriters, at 450 Lexington Avenue, New York, N.Y. 10017, on the Closing Date.

                    27. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

                    28. Indemnification and Contribution. (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, such Underwriter or any such controlling person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, the Preliminary Prospectus or the Final Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained therein in conformity with information furnished in writing by or on behalf of any Underwriter by the Representatives to the Company expressly for use in any of such documents or arises out of or is based upon any alleged omission to state therein a material fact in connection with such information required to be stated therein or necessary to make such information not misleading. The Company’s agreement to indemnify each Underwriter or any such controlling person as aforesaid is expressly conditioned upon the Company being notified of the action in connection therewith brought against an Underwriter or such controlling person by letter or telegram or facsimile transmission addressed to the Company with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon an Underwriter or such controlling person (or after such Underwriter or such controlling person shall have received notice of such service upon any agent designated by such Underwriter or such controlling person), but failure so to notify the Company shall not relieve the Company from any liability which it may have to an Underwriter or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 8.

                    The Company shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel reasonably satisfactory to such Underwriter or such controlling person and the payment of all expenses. The Underwriter or such controlling person against whom such suit is brought shall have the right to employ one separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or the expense of such controlling person unless (i) the employment of such counsel has been specifically authorized by the Company or (ii) the named parties to any such suit (including any impleaded parties) include such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case the Company shall not have the right to assume the defense of such action on the behalf of such Underwriter or on the behalf of such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any required local counsel) for such Underwriter and such controlling persons, which firm (and local counsel, if any) shall be designated in writing by the Underwriter. The Company shall not be liable for any settlement of any such action effected without its consent (which will not be unreasonably withheld or delayed) unless such settlement includes an unconditional release of the Company from all liability arising out of such loss, expense, liability or claim and does not include an admission of wrongdoing.

                    The Company agrees to notify each Underwriter with reasonable promptness of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the Shares or with the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Final Prospectus.

                    (b) The Underwriters represent and warrant that the information furnished in writing to the Company expressly for use with reference to the Underwriters in the Registration Statement, the Preliminary Prospectus or the Final Prospectus does not contain any untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or necessary to make such information (in the case of the Preliminary Prospectus or the Final Prospectus, in light of the circumstances under which such information was provided) not misleading.

                    Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any other indemnified person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto which is in reliance on and in conformity with information furnished in writing by or on behalf of the Underwriters to the Company expressly for use with reference to the Underwriters, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in any of such documents or necessary to make such information (in the case of the Disclosure Package, the Preliminary Prospectus or the Final Prospectus, in light of the circumstances under which such information was provided) not misleading. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Preliminary Prospectus and the Final Prospectus regarding delivery of the Shares and, under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus (in each case not including the Base Prospectus), (i) the list of Underwriters and their respective participation in the sale of the Shares in the Preliminary Prospectus and the Final Prospectus (in each case not including the Base Prospectus) and (ii) the paragraph related to market making, stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus (in each case not including the Base Prospectus), constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus. Each Underwriter’s agreement to indemnify the Company and any other indemnified person as aforesaid is expressly conditioned upon such Underwriter being notified of the action in connection therewith brought against the Company or any other indemnified person by letter, telegram, or facsimile transmission addressed to it at its address furnished to the Company for the purpose, with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon the Company or any other indemnified person (or after the Company or any such person shall have received notice of such service on any agent designated by the Company or any such person), but failure so to notify an Underwriter shall not relieve such Underwriter from any liability which it may have to the Company or any other indemnified person otherwise than on account of the indemnity agreement contained in this Section 8.

                    Each Underwriter shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel reasonably satisfactory to the Company or such other person and the payment of all expenses. The Company or other indemnified person against whom such suit is brought shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company or such other indemnified person unless (i) the employment of such counsel has been specifically authorized by such Underwriter or (ii) the named parties to any suit (including any impleaded parties) include the Company or such other indemnified person and such Underwriter, and the Company or such other indemnified person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Underwriter, in which case the Underwriter shall not have the right to assume the defense of such action on behalf of the Company or such other indemnified person, it being understood, however, that such Underwriter shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any required local counsel) for the Company and such person, which firm (and local counsel, if any) shall be designated in writing by the Company. An Underwriter shall not be liable for any settlement of any such action effected without its consent (which will not be unreasonably withheld or delayed) unless such settlement includes an unconditional release of such Underwriter from all liability arising out of such loss, expense, liability or claim and does not include an admission of wrongdoing.

                    (c) If the indemnification provided for in this Agreement is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) and (b) above for any reason other than as specified therein in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares; or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) to the Company from the sale of the Shares bears to the total underwriting fees received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Agreement were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Agreement, each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares placed by such Underwriter exceeds the amount of the damages which such Underwriter has otherwise been required to pay by reason of an untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Underwriter’s obligation in this subsection (c) to contribute is several and not joint, in the same proportion which the amount of the Shares which were distributed to the public by such Underwriter bears to the total amount of such Shares distributed to the public through all of the Underwriters pursuant to this Agreement.

                    The obligations of the Company and the Underwriters under this Section 8 shall be in addition to any liability that the Company or the Underwriters may otherwise have.

                    29. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Shares set forth opposite their names in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

                    30. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

                    31. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7, 8 and the final sentence of Section 9 hereof shall survive the termination or cancellation of this Agreement.

                    32. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: 212-622-8358), Attention: Equity Syndicate Desk, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Lehman Brothers Inc., 745 Seventh Ave, New York, New York 10019, Attention: Equity Syndicate (with a copy to the General Counsel at the same address) and Citigroup Global Markets Inc., Attention: General Counsel (fax: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013 or, if sent to the Company, will be mailed, delivered or telefaxed to (973) 740-5148 and confirmed to it at 1 CIT Drive, Livingston, New Jersey 07039, attention of the Legal Department.

                    33. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

                    34. No Fiduciary Duty. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

                    35. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

                    36. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                    37. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                    38. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                    39. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                    40. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

                    “Act” and “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                    “Applicable Time” means 11:00 p.m. (New York City time) on the date of this Agreement.

                    “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

                    “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                    “Commission” shall mean the Securities and Exchange Commission.

                    “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

                    “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

                    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                    “Final Prospectus” shall mean the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

                    “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

                    “Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                    “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

                    “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

                    “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A or Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

                    “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

                    “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

                    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, CIT Group Inc.

By:	/s/ JOSEPH M. LEONE

	Name:	Joseph M. Leone
	Title:	Vice Chairman and
Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By: J.P. MORGAN SECURITIES INC.

By:	/s/ RAY CRAIG

	Name:	Ray Craig
	Title:	Executive Director

By: Morgan Stanley & CO. Incorporated

By:	/s/ CHRIS LOWN

	Name:	Chris Lown
	Title:	Executive Director

By: Lehman Brothers Inc.

By:	/s/ BENJAMIN MARSH

	Name:	Benjamin Marsh
	Title:	Vice President

By: Citigroup Global Markets Inc.

By:	/s/ CRAIG R. STINE

	Name:	Craig R. Stine
	Title:	Managing Director

For themselves and as Representatives of the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Number of Initial Shares
Underwriters	to be Purchased
J.P. Morgan Securities Inc	24,570,000
Morgan Stanley & Co. Incorporated	24,570,000
Lehman Brothers Inc	16,380,000
Citigroup Global Markets Inc	16,380,000
ABN AMRO Incorporated	739,375
Mitsubishi UFJ Securities International plc	739,375
Deutsche Bank Securities Inc	739,375
Merrill Lynch, Pierce, Fenner & Smith Incorporated	739,375
RBC Capital Markets Corporation	739,375
Wachovia Capital Markets, LLC	739,375
HSBC Securities (USA) Inc	739,375
SG Americas Securities, LLC	739,375
BMO Capital Markets Corp	568,750
CIBC World Markets Corp	568,750
Mizuho Securities USA Inc	568,750
Scotia Capital (USA) Inc	568,750
BNY Capital Markets, Inc	303,333
Fortis Securities LLC	303,333
Daiwa Securities America Inc	303,334
Total	91,000,000

SCHEDULE II

          Schedule of Free Writing Prospectuses included in the Disclosure Package Pricing Term Sheet, attached as Exhibit A hereto.

EXHIBIT A

CIT GROUP INC.

91,000,000 Shares of Common Stock

FINAL TERM SHEET

Dated April 21, 2008

Issuer:	CIT Group Inc.

Security:	Common Stock, par value $0.01 per share (the “Common Stock”)

Number of Shares Issued in this Offering:	91,000,000 shares of Common Stock

Number of Shares Outstanding After this Offering:	282,525,286 shares of Common Stock[1]

Over-allotment Option:	The underwriters also may purchase an additional 13,650,000 shares of Common Stock at the public offering price within 30 days of the date hereof in order to cover over-allotments, if any

Public Offering Price:	$11.00 per share of Common Stock

Underwriting Commissions:	$0.55 per share

Trade Date:	April 21, 2008

Settlement Date:	April 25, 2008

Net Proceeds (before expenses) to Issuer:	Approximately $950,950,000 (or approximately $1,093,592,500 if the underwriters exercise the over-allotment option)

[1]

The number of shares of our Common Stock outstanding immediately after the closing of this offering is based on 191,525,286 shares of our Common Stock outstanding as of March 31, 2008. As of March 31, 2008, the number of shares of Common Stock to be outstanding after this offering excludes 8,714,584 shares of Common Stock reserved for issuance under the Issuer’s long-term incentive plans; 13,245,444 shares that were subject to outstanding options at a weighted average exercise price of $40.22 per share as of March 31, 2008; 413, 491 shares of Common Stock reserved for issuance under the Issuer’s employee stock purchase plan; 114,763 shares of restricted stock; 1,515,150 shares of restricted stock units and performance share units; and any shares issuable upon conversion of the 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C or the Issuer’s outstanding equity units.

Underwriters:	J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Citigroup Global Markets Inc.

CUSIP/ISIN:	125581108/US1255811085

Concurrent Offering:

Concurrent with this offering, the Issuer is offering 10,000,000 shares of its 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C (the “Series C Preferred Stock”) (or 11,500,000 shares if the underwriters exercise their over-allotment option in full) (the “Preferred Stock Offering”).

Each share of the Series C Preferred Stock will be convertible at any time, at the holder’s option, into 3.9526 shares of Common Stock (equivalent to an initial conversion price of $12.65 per share), plus cash in lieu of fractional shares, subject to anti-dilution adjustments. The conversion rate will be adjusted upon the occurrence of certain other events. In addition, on or after June 20, 2015, if the closing price of the Common Stock exceeds 150% of the conversion price for 20 trading days (whether consecutive or not) during any consecutive 30 trading day period, including the last day of such period, the Issuer may, at its option, cause some or all of the then outstanding Series C Preferred Stock to be automatically converted into the Common Stock at the then prevailing conversion rate.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533, Morgan Stanley & Co. Incorporated toll free at 1-800-584-6837, Lehman Brothers Inc. toll free at 1-800-392-5000 or Citigroup Capital Markets Inc. toll free at 1-877-858-5407.

EXHIBIT B-1

Form of Opinion of Shearman & Sterling LLP

1.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to conduct its business as described in the Disclosure Package and the Final Prospectus.

2.

The Company (a) has the corporate power to execute, deliver and perform its obligations under the Underwriting Agreement (the “Opinion Document”), to which it is a party and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of its obligations under the Opinion Document to which it is a party.

3.

The execution and delivery by the Company of the Opinion Document to which it is a party does not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a violation of the Company’s certificate of incorporation or by-laws, (b) result in a violation of Generally Applicable Law or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any document or contract filed as an exhibit, pursuant to Items 601(b)(4) or 601(b)(10) of Regulation S-K under the Act, to (i) the Company’s annual report on Form 10-K for the year ended December 31, 2007 or (ii) the Company’s Current Reports on Form 8-K filed with the Commission on January 25, 2008.

4.

No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of the Opinion Document to which it is a party, except as may be required under the state securities or “blue sky” laws of any jurisdiction in the United States in connection with the offer and sale of the Shares and the listing of the Shares on the New York Stock Exchange.

5.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6.	The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended.

7.

The statements in the Disclosure Package and the Final Prospectus under the captions “Description of Capital Stock”, insofar as such statements constitute summaries of the instruments or documents referred to therein, fairly summarize in all material respects the instruments or documents referred to therein.

8.

To our knowledge, as of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceedings for such purpose have been initiated or threatened by the Commission.

9.

The descriptions of U.S. federal income tax consequences set forth under “Certain U.S. Federal Income Tax Considerations” in the Disclosure Package and the Final Prospectus, insofar as such descriptions constitute statements of U.S. federal income tax law or legal conclusions and subject to the limitations and conditions described herein, are accurate in all material respects.

10.

In our opinion, (a) each of the documents incorporated by reference in the Final Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Exchange Act, and the applicablerules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Final Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

11.

No facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of 11:00 p.m. (Eastern Time) on April 21, 2008, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of its date, and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    “Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Underwriting Agreement or the transactions governed by the Underwriting Agreement, and for purposes of our opinions in paragraphs 1, 2, 3(a) and 5 above, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Underwriting Agreement or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to the Underwriting Agreement or any of its affiliates, except that, for purposes of our opinion in paragraph 3(b) above, “Generally Applicable Law”

does include the federal banking laws of the United States of America and the banking laws of the State of New York.

EXHIBIT B-2

Form of Opinion of Wachtell, Lipton, Rosen & Katz

1.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to conduct its business as described in the Disclosure Package and the Final Prospectus.

2.

The Company (a) has the corporate power to execute, deliver and perform its obligations under the Underwriting Agreement (the “Opinion Document”), to which it is a party and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of its obligations under the Opinion Document to which it is a party.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.

The statements in the Disclosure Package (other than the Base Prospectus) and the Final Prospectus (other than the Base Prospectus) under the captions “Description of Capital Stock”, insofar as such statements constitute summaries of the instruments or documents referred to therein, fairly summarize in all material respects the instruments or documents referred to therein.

5.

The execution and delivery by the Company of the Opinion Document to which it is a party do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a violation of the Company’s certificate of incorporation or by-laws, (b) result in a violation of (i), with respect to paragraph’s 1, 2, 3 and clause (a) above, the General Corporation Law of the State of Delaware, (ii) those laws, rules and regulations of the State of New York and (iii) the federal laws, rules and regulations of the United States of America, that, in the case of (i) – (iii), a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Underwriting Agreement or the transactions governed by the Underwriting Agreement, other than violations that may have become applicable as a result of the involvement of any other party (other than the Company) in the transactions contemplated by the Opinion Document or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such party, in each case, that, in the firm’s experience, are normally applicable to transactions of the type contemplated by the Opinion Document (other than state and foreign securities or blue sky laws, state insurance laws (including insurance securities laws), antifraud laws and the rules and regulation of the Financial Industry Regulatory Authority, Inc.), but without the firm having made any special investigation as to the applicability of any specific law, rule or regulation (the “Generally Applicable Law”) or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any document or contract filed as an exhibit, pursuant to Items 601(b)(4) or 601(b)(10) of Regulation S-K under the Act, to the Company’s most recently filed annual report on Form 10-K.

6.

No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body having jurisdiction over the Company under Generally Applicable Law (other than state insurance laws (including state insurance securities laws) to which we express no opinion) is required for the due execution, delivery or performance by the Company of the Opinion Document to which it is a party, except as may be required under the state securities or “blue sky” laws of any jurisdiction in the United States in connection with the offer and sale of the Shares and the listing of the Shares on the New York Stock Exchange.

7.

To our knowledge, as of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceedings for such purpose have been initiated or threatened by the Commission.

8.

The descriptions of U.S. federal income tax consequences set forth under “Certain U.S. Federal Income Tax Considerations” in the Disclosure Package (other than the Base Prospectus) and the Final Prospectus (other than the Base Prospectus), insofar as such descriptions constitute statements of U.S. federal income tax law or legal conclusions and subject to the limitations and conditions described herein, are accurate in all material respects.

9.

In our opinion, (a) each of the documents incorporated by reference in the Final Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by referencetherein or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Exchange Act, and the applicable rules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Final Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

10.

Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement or any amendment thereto, the Final Prospectus (including any of the documents incorporated by reference thereto) or the Disclosure Package, nor any statements contained in any such documents, and have not made any independent investigation or verification thereof or the statements contained therein, no facts came to our attention which caused us to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (other than the Base Prospectus and the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of 11:00 p.m. (Eastern Time) on April 21, 2008, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus (other than the Base Prospectus and the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of its date, and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    Wachtell, Lipton, Rosen & Katz shall be permitted to make a statement in an introductory paragraph to this letter substantially similar to the following statement:

                    We are not the Company’s regular outside counsel. We have acted as special counsel to the Board of Directors of the Company since on or about [     ], 2008 solely with respect to certain specified matters. We are relying on, with the Underwriters’ consent, the opinion of Shearman & Sterling, LLP with respect to insurance laws and regulations (with respect to which we do not express any views).

EXHIBIT C

Form of Opinion of CIT Group Inc.’s Assistant General Counsel

          1. The Company is duly qualified or licensed and in good standing (or other comparable status) as a foreign corporation in each jurisdiction where its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing (or to have such other comparable status) would not have a material adverse effect on the business, operations, assets or financial condition of the Company.

          2. The Company and each of its subsidiaries listed on Schedule I hereto is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization, has the corporate or other business entity power to transact the business in which it is engaged, is duly qualified and in good standing (or other comparable status) as a foreign corporation or other business entity in each of the several states and jurisdictions where its business requires such qualification and is duly licensed to carry on such business in each of the several states and jurisdictions where its business requires such licensing and where the failure to be so qualified or licensed would have a material adverse effect on the consolidated financial position and results of operations of the Company.

          3. To my knowledge there are no legal or governmental proceedings required to be described in the Registration Statement, Disclosure Package or the Final Prospectus which are not described as required, or any contracts or documents of a character required to be described in the Registration Statement, Disclosure Package or the Final Prospectus or to be filed as exhibits thereto which are not described or filed as required.

          5. The authorized capitalization of the Company is as set forth in the Registration Statement, Disclosure Package and the Final Prospectus, and the shares of issued and outstanding capital stock set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable. To my knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          6. The Shares have been duly and validly authorized and, when issued and delivered by the Company to the purchasers thereof against consideration therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, and to my knowledge, the issuance of such Shares will not be subject to any preemptive or similar rights of any securityholder of the Company.

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

________ ___, 2008

J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10172

and

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

and

Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

As Representatives of
the several Underwriters listed in
Schedule I to the Underwriting
Agreements referred to below

          Re:     CIT GROUP INC. — Public Offerings

Ladies and Gentlemen:

          The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into (i) an Underwriting Agreement (the “Preferred Underwriting Agreement”) with CIT Group Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Preferred Public Offering”) by the several Underwriters named in Schedule I to the Preferred Underwriting Agreement (the “Preferred Underwriters”), of Non-Cumulative Perpetual Convertible Preferred Stock, Series C (the “Preferred Stock”), of the Company (the “Preferred Securities”) and (ii) an Underwriting Agreement (the “Common Underwriting Agreement”, and together with the Preferred Underwriting Agreement, the “Underwriting Agreements”) with the Company, providing for the public offering (the “Common Public Offering”, and together with the Preferred Public Offering, the “Public Offerings”) by the several Underwriters named in Schedule I to the Common Underwriting Agreement (the “Common Underwriters”, and together with the Preferred Underwriters, the “Underwriters”), of Common Stock, $0.01 per share par value (the “Common Stock”), of the Company (the “Common Securities”, together with the Preferred Securities, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreements.

          In consideration of the Underwriters’ agreement to purchase and make the Public Offerings of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectuses relating to the Public Offerings (the “Prospectuses”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, Preferred Stock or any securities convertible into or exercisable or exchangeable for Common Stock or Preferred Stock (including without limitation, Common Stock or Preferred Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or Preferred Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, Preferred Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectuses, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or Preferred Stock or any security convertible into or exercisable or exchangeable for Common Stock or Preferred Stock.

          Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

          The restrictions set forth herein shall not apply to any transfer of Common Stock or Preferred Stock pursuant to any amalgamation, merger, tender offer or other change of control transaction involving the Company on terms available generally to all of the Company’s shareholders.

          In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

          The undersigned understands that, if the Underwriting Agreements do not become effective, or if the Underwriting Agreements (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

          The undersigned understands that the Underwriters are entering into the Underwriting Agreements and proceeding with the Public Offerings in reliance upon this Letter Agreement.

          This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:

Name:
Title: